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                                                                Exhibit 10(iii)


May 4, 1994




George J. Waydo
Borden, Inc.
180 East Broad Street
Columbus, Ohio  43215


Dear George:

This letter will supplement our letter agreement of December 23, 1993 ("herein "Separation Agreement") and as indicated modify the terms of that agreement. All other terms will remain in effect.

        1. Your employment under paragraph 2 of the Separation Agreement is extended through July 31, 1994.

        2. The amount in paragraph 7 of the Separation Agreement is changed to $65,345 but will include expenses for your office and secretary during the extension of your employment period.

        3. Commencing not later than May 15, 1994 you will vacate your office and relocate it to an office for which you will be financially responsible. You will also provide your own secretarial and office services commencing May 4, 1994. Borden will reimburse you for long distance communication expenses made on its behalf. Your existing Borden phone number, 225-4693 will be maintained for you through October 31, 1994 with voice mail and with a recording giving your new office number. Your parking privileges in the Borden Building will end on July 31, 1994. Borden will remove the office furniture on the attached list from your present office and arrange to have it delivered to your new office in the Columbus, Ohio area as soon as it is
                available and at Borden's expense.   You will pay Borden the
                present book value of this furniture, namely $2798.42.
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George J. Waydo
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        4.      Should you obtain fully executed agreements for the sale of our business in Japan and Puerto Rico upon which you have been working and should those sales be completed or if not completed that fact not be as a result of a defect in the sales agreement or in the negotiation thereof as determined in the sole discretion of Borden's Chief Executive Officer, the amount in paragraph 7 of the Separation Agreement shall be increased to $115,345.

        5. In the event that prior to August 15, 1994 you elect in writing not to convert to the Metropolitan Medical Conversion Plan provided under paragraph 6 of the Separation Agreement and you and each of your currently covered family members decline in writing further participation in the Borden Medical and Dental Plan including continued coverage under COBRA, the amount provided under paragraph 7 of the Separation Agreement shall be increased by $30,000 and no monies will be available for the Metropolitan Conversion Policy under paragraph 6 of the Separation Agreement.

        6. Upon termination of your employment Borden will issue a customary employee announcement and a press release announcing your decision to separate from Borden's employment and making clear that you have been out of the operation of the snacks businesses since June of 1992 and that you managed the Company's International Foods business during the period of its greatest growth, from 1985 to December, 1993. The Company will review this announcement with you prior to its release.

        7. Both parties waive any breaches of your Separation Agreement through the date of this Supplemental Agreement. The Company's obligation under paragraph 11 of the Separation Agreement shall be limited to its officers. However, in the event that disparaging remarks by other employees are brought to its attention it shall direct such employees to cease and desist. In the event that untruthful disparaging remarks are made by employees or present or former members of the Core Management Group, the Company shall, on request, issue a statement correcting such untruthful statements.
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George J. Waydo
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        George, i believe this represents our understanding.  Please indicate your agreement by signing below.


                                Borden, Inc.



                                By       /s/     Allan L. Miller
                                  ------------------------------------------
                                        Allan L. Miller


Agreed:



/s/  George J. Waydo
- - ----------------------------
George J. Waydo





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